UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Sypris Solutions, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2021 Annual Meeting

and

Proxy Statement

SYPRIS SOLUTIONS, INC.

101 Bullitt Lane, Suite 450

Louisville, Kentucky 40222

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	11:00 a.m. EDT
Tuesday, May 11, 2021

PLACE	Lower Level Seminar Room
101 Bullitt Lane, Louisville, Kentucky 40222*

ITEMS OF BUSINESS	(1) To elect the three Class I members of the Board of Directors named in this Proxy Statement.
(2) An advisory approval of the Company’s named executive officer compensation.
(3) To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

RECORD DATE	Holders of record of Sypris Solutions, Inc. common stock at the close of business on March 17, 2021, are entitled to vote at the meeting.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. If you are a holder of record, you can vote your shares in one of four ways:
(1) Visit the website noted on your proxy card to vote via the Internet;
(2) Use the toll-free telephone number on your proxy card to vote by telephone;
(3) Sign, date and return your proxy card in the enclosed envelope to vote by mail; or
(4) Attend the meeting in person.

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a voting instructions card with these proxy materials from that organization rather than from us. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a legal proxy.

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this notice.

* As part of our precautions regarding the coronavirus (COVID-19), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at www.sypris.com/proxy-materials.

Jeffrey T. Gill

Chairman of the Board, President and Chief Executive Officer

April 1, 2021

Important Notice Regarding the Availability of Proxy Materials

The notice of annual meeting of stockholders to be held on May 11, 2021, this Proxy Statement, form of proxy card and the Sypris Solutions 2020 Annual Report on Form 10-K are available at www.sypris.com/proxy-materials.

Sypris Solutions, Inc. 101 Bullitt Lane, Suite 450 Louisville, KY 40222

PROXY STATEMENT

We are providing this Proxy Statement to you in connection with the solicitation by the Board of Directors of Sypris Solutions, Inc. (the “Board”) of proxies to be voted at our 2021 annual meeting of stockholders and at any postponement or adjournment thereof. In this Proxy Statement, we refer to Sypris Solutions, Inc. as “Sypris,” “Sypris Solutions,” “we,” “our” or “the Company.” We refer to our 2021 annual meeting of stockholders as the “Annual Meeting.”

You are cordially invited to attend the Annual Meeting on May 11, 2021, beginning at 11:00 a.m. EDT. The Annual Meeting will be held at 101 Bullitt Lane, Lower Level Seminar Room, Louisville, Kentucky 40222. As part of our precautions regarding the coronavirus (COVID-19), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at www.sypris.com/proxy-materials.

We are first mailing or giving this Proxy Statement on or about April 1, 2021, to holders of our common stock (“Common Stock”) at the close of business on March 17, 2021, which is the “Record Date” for the Annual Meeting.

Proxies, Quorum and Voting Procedures

Proxies

Stockholder of Record: Shares Registered in Your Name

Your vote is important. If you are a stockholder of record, you may (a) vote in person at the meeting, (b) vote by proxy using the enclosed proxy card, (c) vote by proxy over the telephone, or (d) vote by proxy on the Internet, in each case as described below. You may still attend the meeting and vote in person even if you have already voted by proxy. In order to vote over the Internet or via telephone, please call the number or go to the website identified on the enclosed proxy card and follow the instructions. The Internet and telephone voting facilities will close at 12:01 a.m. EDT on May 11, 2021.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote before the deadline) or by voting by ballot at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a voting instructions card with these proxy materials from that organization rather than from us. Simply complete and mail the voting instructions card to your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a legal proxy.

Quorum

The Amended and Restated Bylaws of the Company provide that the holders of a majority of the issued and outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting are necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining whether a quorum exists, but shares held by a broker, bank or other nominee and not voted on any matter will not be counted for such purpose. Therefore, if you hold shares through a broker, bank or other nominee it is important that you contact your broker, bank or other nominee with your voting instructions. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

Required Vote

All shares entitled to vote and represented by proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions provided. If you hold shares through an account with a broker, bank or other nominee, and you fail to provide voting instructions to your broker, bank or other nominee either using your voting instruction card or by telephone or over the Internet in accordance with the instructions provided, then your shares will not be voted with respect to any of the proposals being considered at the Annual Meeting. Therefore, if you hold shares through a broker, bank or other nominee it is important that you provide your broker, bank or other nominee with your voting instructions.

Election of Directors

Under Delaware law and our Amended and Restated Bylaws, the three nominees who receive the greatest number of votes cast by stockholders, entitled to vote at the meeting, for election as Class I directors will be elected at the conclusion of the tabulation of votes. A “withhold” vote with respect to the election of one or more directors will not affect the outcome of the election of directors.

Advisory Vote on Executive Compensation

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required for the advisory approval of the Company’s named executive officer compensation. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal. This proposal is advisory in nature, which means that it is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

If you submit a proxy card but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted as the Board recommends. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy. As of the date of this Proxy Statement, we did not anticipate that any other matters would be raised at the Annual Meeting.

Stockholders Entitled to Vote

Holders of Common Stock at the close of business on March 17, 2021, the Record Date, are entitled to receive notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

At the close of business on the Record Date, there were 21,436,963 shares of Common Stock outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at the Company’s offices at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222, between 8:30 a.m. and 5:30 p.m. local time.

Gill Family

As of the Record Date, the Gill family beneficially owned an aggregate of 9,157,871 shares or approximately 42% of the Company’s outstanding Common Stock. For additional information on ownership of Common Stock by the Gill family, see the heading Stock Ownership of Certain Beneficial Owners and Management.

Multiple Stockholders Sharing the Same Address

Multiple stockholders who share a single address will receive only one Annual Report on Form 10-K and Proxy Statement at that address. This practice, known as “householding,” reduces printing and postage costs. However, if you wish to receive a separate copy of the Annual Report on Form 10-K or Proxy Statement in the future, you may contact your broker, bank or other nominee directly or contact Sypris at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222 or at 502-329-2000. If you are receiving multiple copies of our Annual Report on Form 10-K and Proxy Statement, you can request householding by contacting your bank, broker or other nominee directly or by contacting Sypris in the same manner described above.

Cost of Proxy Solicitation

Sypris will pay the cost of soliciting proxies. Sypris may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company, without additional compensation, in person or by telephone, facsimile or other electronic means.

Notice Regarding Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are advising our stockholders of the availability on the Internet of our proxy materials related to the Annual Meeting described above. These rules allow companies to provide access to proxy materials in one of two ways – by either providing stockholders notice of the availability of the materials via the Internet or by delivering a full set of the materials to stockholders. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all the proxy materials, as well as providing access to those proxy materials on a publicly accessible website. The notice of the Annual Meeting of Stockholders, Proxy Statement, form of proxy card and 2020 Annual Report on Form 10-K are available at www.sypris.com/proxy-materials.

GOVERNANCE OF THE COMPANY

Board of Directors

Our Board of Directors has adopted the Sypris Solutions, Inc. Guidelines on Corporate Governance (the “Guidelines”). The Guidelines provide a framework for the Company’s corporate governance initiatives and cover topics including, but not limited to, Board and committee composition and operation, director compensation, related person transactions and risk management. The Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines on an annual basis, and reporting any recommended changes to the Board. A copy of the Guidelines is available on the Company’s website at www.sypris.com.

During 2020, the Board held five regular meetings and four special meetings, the Audit and Finance Committee held four regular meetings and two special meetings, the Compensation Committee held four regular meetings and two special meetings, and the Nominating and Governance Committee held three meetings. All directors attended 100% of the Board meetings and meetings of the committees of which they are members. Although the Company does not have a formal policy regarding attendance by directors at the Company’s annual meeting of stockholders, all directors attended the 2020 Annual Meeting.

Independence

The Board has determined that John F. Brinkley, Gary L. Convis, William G. Ferko, William L. Healey, Sidney R. Petersen and Robert Sroka are “independent” as defined by NASDAQ’s listing standards. Each of our Audit and Finance, Compensation, and Nominating and Governance Committees is composed only of independent directors as identified below under the heading “Committees of the Board of Directors.”

In December 2020, the independent directors selected Robert Sroka to serve an additional consecutive one-year term as Lead Independent Director. Mr. Sroka, as Lead Independent Director, presides over independent sessions of the Board in which only independent directors participate. Additional information regarding the role of the Lead Independent Director is provided below under the heading “Board Leadership and Risk Oversight.” Stockholders and other parties interested in communicating directly with the Lead Independent Director or with the independent directors as a group, may do so by writing to the Lead Independent Director, c/o Sypris Solutions, Inc., 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

Communications with Stockholders

Our Board welcomes communications from our stockholders. Stockholders may send communications to the Board or to any director in particular, c/o Sypris Solutions, Inc., Corporate Secretary, 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222. The Secretary will review each stockholder communication. The Secretary will forward to the entire Board (or to members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by the other stockholders generally.

Committees of the Board of Directors

During 2020, the Board had three standing committees comprised of entirely independent directors: the Audit and Finance Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit and Finance Committee

The current members of the Audit and Finance Committee are Gary L. Convis, William L. Healey, Sidney R. Petersen and Robert Sroka (Chairman). Each member of the Audit and Finance Committee satisfies the additional requirements of the SEC and NASDAQ for audit committee membership, including the heightened independence requirements and the financial literacy requirements. The Board of Directors has also determined that Gary L. Convis, William L. Healey, Sidney R. Petersen and Robert Sroka each qualify as an “audit committee financial expert” as defined by SEC rules. During 2020, the Audit and Finance Committee met six times. The Audit and Finance Committee is responsible for the appointment of independent auditors, discussing the scope of the auditor’s examination, reviewing financial statements and consulting with the independent auditors on the adequacy of internal controls. The Audit and Finance Committee also provides oversight with regard to the Company’s debt and credit arrangements, acquisitions, divestitures and proposals for changes in the Company’s capitalization and financing strategies. The functions of the Audit and Finance Committee are more fully described below under the heading Audit and Finance Committee Report. The Audit and Finance Committee operates pursuant to a formal written charter that sets out the committee’s duties and responsibilities. The Audit and Finance Committee reviews and reassesses the adequacy of the Audit and Finance Committee Charter on an annual basis. The Audit and Finance Committee Charter is available on the Company’s website at www.sypris.com.

Compensation Committee

The current members of the Compensation Committee are John F. Brinkley, Gary L. Convis, William G. Ferko and William L. Healey (Chairman). During 2020, the Compensation Committee met six times. Each member of the Compensation Committee satisfies the heightened independence requirements of the NASDAQ for compensation committee membership. The functions of the Compensation Committee include administering management incentive compensation plans, establishing the compensation of executive officers and reviewing the compensation of directors. The Compensation Committee generally approves equity awards for the Company’s other employees and non-equity compensation for the Company’s executive officers. However, the Compensation Committee has delegated to the Company’s Chief Executive Officer the discretion to award to non-executive employees in any one calendar year up to 100,000 stock options in the aggregate, with a maximum individual award of 10,000 stock options. The Company’s Chief Executive Officer, with assistance from the Corporate Director of Human Resources and his support staff, provides recommendations to the Compensation Committee regarding compensation for those employees reporting directly to the Chief Executive Officer. However, the Compensation Committee retains full authority to modify any compensation recommendations by the Chief Executive Officer or other members of management.

In 2020, the Company’s management engaged Pearl Meyer & Partners (“Pearl Meyer”), a compensation consulting firm, to assist the Compensation Committee in reviewing total compensation for the Company’s named executive officers, other key employees and directors. Pearl Meyer provided the Compensation Committee with market data and other relevant information to consider when making compensation decisions regarding the Chief Executive Officer, the Company’s other executives and the directors. The Compensation Committee, with or without management in attendance, has direct access to Pearl Meyer on an “as needed” basis for reviews of various issues related to executive compensation or director compensation. The Company’s management has also engaged Pearl Meyer for assistance with general trends in employee compensation and requested clarification on the appropriate compensation benchmarks for unique or “hybrid” job descriptions. Pearl Meyer’s work in this area did not raise any conflict of interest concerns for the fiscal year 2020 or prior years based on a review of fees paid and disclosures provided by Pearl Meyer in an annual written questionnaire delivered to the Company. For compensation decisions affecting 2021, the Company and the Compensation Committee intend to continue to utilize the assistance of Pearl Meyer.

The Compensation Committee operates pursuant to a formal written charter that sets out the functions that it is to perform. The Compensation Committee reviews and reassesses the adequacy of the Compensation Committee Charter on an annual basis. A copy of the Compensation Committee Charter is available on the Company’s website at www.sypris.com.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are John F. Brinkley (Chairman), William G. Ferko and Robert Sroka. During 2020, the Nominating and Governance Committee met three times. The functions of the Nominating and Governance Committee include reviewing and recommending nominees to the Board for election as directors of the Company and evaluating the performance and effectiveness of the Board. The Nominating and Governance Committee also makes recommendations to the Board from time to time as to matters of corporate governance.

The Nominating and Governance Committee employs an independent director profile to assess candidates for inclusion in the Company’s recommended slate of independent director nominees. The Nominating and Governance Committee expects qualified candidates will have high personal and professional integrity and ability and will be able to contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders. The Nominating and Governance Committee takes a number of attributes into account during the nomination process, including an individual’s demonstrated leadership, maturity and public company experience. The Nominating and Governance Committee also takes into account developing a diversity of religion, races, gender, nationality, educational backgrounds, and experiences on the Board, which can have a positive impact on the business. A mix of talents, backgrounds, experiences and geographic locations of the individual Board members is also important and is considered in the evaluation of potential candidates. In addition, the Nominating and Governance Committee will consider a candidate’s experience in our core market industries, certain targeted knowledge areas, complex multi-industry and/or technological areas and manufacturing or service operations.

Each of the three nominees for election at the Annual Meeting, John F. Brinkley, William L. Healey and Sidney R. Petersen are currently serving as directors and were previously elected by stockholders. To date, the Nominating and Governance Committee has not engaged third parties to identify or evaluate potential director candidates. Currently, subject to any rights stockholders have to nominate director candidates under our Amended and Restated Bylaws, the Company’s policy is not to seek or accept director nominations recommended by security holders (other than those directors who are also security holders, acting in their capacity as directors), and has not received any such nominations by any non-director security holders to date. Due to the Company’s current size, market position and historically low rates of director turnover, the policy of the Nominating and Governance Committee has been to develop and maintain contacts with potential candidates for future membership on the Board of Directors, primarily through the business relationships of the Company’s current and former officers and directors. In light of recent efforts to streamline and refocus the Company, the Board will consider whether to fill any vacancy, which develops in connection with any director’s resignation, retirement or death, on a case-by-case basis.

The Nominating and Governance Committee operates pursuant to a formal written charter that sets out the committee’s functions. The Nominating and Governance Committee reviews and reassesses the adequacy of the Nominating and Governance Committee Charter on an annual basis. A copy of the Nominating and Governance Committee Charter is available on the Company’s website at www.sypris.com.

Anti-Hedging and Anti-Pledging Policies

The Board has adopted, as part of the Company’s insider trading and securities compliance policy, prohibitions against directors, officers and other employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

The Board has also adopted, as part of the Company’s insider trading and securities compliance policy, a prohibition against officers, directors and certain designated employees from pledging Company securities as collateral for a loan or other financing arrangement including, in a margin account, without first seeking the pre-approval of the Audit and Finance Committee.

Board Leadership and Risk Oversight

The Board consists of our Chairman of the Board, President and Chief Executive Officer, Jeffrey T. Gill, R. Scott Gill and six independent directors. The independent directors annually select a Lead Independent Director. Our independent directors meet in executive session, chaired by our Lead Independent Director, several weeks in advance of each regularly scheduled Board meeting. During 2020, the Lead Independent Director presided over six such meetings, reported to the Board on the results of such meetings and periodically inquired of the independent directors with any ongoing changes in their respective biographies, any related person transactions and any potential conflicts of interest. The Board has three standing committees – Audit and Finance, Compensation, and Nominating and Governance, each of which is comprised solely of independent directors.

The Board with and through its committees is actively involved in oversight of risks that could affect the Company. While the oversight of certain risks related to compensation, financial or governance matters are conducted primarily through designated committees of the Board, as disclosed more fully in the charters of each of such committees, the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

The Audit and Finance Committee is generally responsible for oversight of the Company’s relationship with its independent public accountants, financial reporting and internal controls, debt and credit agreements, and other financial compliance matters, including the risk associated with such areas. The Compensation Committee is generally responsible for oversight of the recruitment, retention and motivation of the Company’s executive management and other employees, including compensation, performance evaluation processes and succession planning matters for directors, officers and other key personnel, including associated risks with such areas. The Nominating and Governance Committee is generally responsible for oversight of the nominating and self-evaluative processes with respect to service on the Board, and for oversight of other corporate governance matters, including the associated risks with such areas.

The Board reviews and determines the best board leadership structure for the Company at least annually. As part of the Board’s periodic self-evaluation process, the Board evaluates its leadership structure to confirm that the Board continues to believe that it provides an effective and efficient structure for overseeing management and serving the best interests of the Company and stockholders.

The Company’s President and Chief Executive Officer, Jeffrey T. Gill, has served as the Chairman of the Board since October 2016. We believe this board leadership structure to be effective in providing continuity, oversight and strategic direction to the Company. By serving as Chairman of the Board, President and Chief Executive Officer, respectively, Jeffrey T. Gill is positioned to contribute his extensive knowledge of Sypris’ business operations and market environment to the Board. Further, by having independent chairs and independent membership for each of the Audit and Finance, Compensation and Nominating and Governance Committees, as well as a Lead Independent Director, the Board also has a structure to provide significant independent and objective oversight in key areas. Together with regular executive planning, analysis and reporting, we believe that this structure will continue to provide the Company with both strong leadership and effective Board oversight of the material risks and opportunities facing the Company on an ongoing basis.

Code of Conduct

We have a corporate responsibility and compliance program which includes a written code of conduct. We require all employees, including all officers and senior level executives, to adhere to our code of conduct in addressing the legal and ethical issues encountered in conducting their work. The code of conduct requires each of our employees to avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest, fair and ethical manner and otherwise act with integrity. Employees are required to report any conduct they believe to be an actual or apparent violation of the code of conduct or other Company policies and procedures. The code of conduct details the procedures for confidential and anonymous reporting by employees and emphasizes our policy of non-retaliation. Our code of conduct can be found on our corporate website at www.sypris.com. We intend to post amendments to or waivers from our code of conduct (to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer or controller) on our website.

Transactions with Related Persons

The Company’s code of conduct requires all directors, executive officers and other employees of the Company to disclose and seek prior approval, generally from their supervisor, of any transaction with a related person. The Company’s directors, including the Chairman, President and Chief Executive Officer, must report any potential conflict of interest to the Audit and Finance Committee in accordance with the Guidelines and the Audit and Finance Committee Charter. The other executive officers must report any potential conflict of interest to the President and Chief Executive Officer. The Audit and Finance Committee, in its discretion, may approve, ratify or reject the transaction or refer the transaction to the full Board or other appropriate committee of the Board. In addition, the Company requires each director, director nominee and executive officer to disclose any transactions involving related parties, or other potential conflicts of interest, in an annual written questionnaire. For 2020, with the exception of the information reported below, no related person transactions (as defined in Item 404(a) of Regulation S-K) were reported or otherwise discovered by the Company.

We have described below certain transactions that involve directors and executive officers of the Company and their affiliates, which were reported and reviewed following the procedures described above.

On March 12, 2015, the Company issued a subordinated promissory note (as amended, the “Note”) to Gill Family Capital Management, Inc. (“Gill Family Capital”) in the principal amount of $4,000,000. Mr. Jeffrey T. Gill and Mr. R. Scott Gill are the principal shareholders of Gill Family Capital, and serve as its Co-Presidents and Treasurer and Secretary, respectively. The principal amount of the Note and the proceeds received in connection therewith have each been increased twice from the original amount of $4,000,000, by an additional $1,500,000 on June 11, 2015, and by an additional $1,000,000 on February 26, 2016. The Promissory Note was amended and restated on December 28, 2020, which among other things: (i) further extended the maturity dates for $2,500,000 of the obligation to April 1, 2022, $2,000,000 to April 1, 2024, and the balance to April 1, 2026, (ii) extended the allowance for up to an 18-month deferral of payment for up to 60% of the interest due on the notes maturing in April of 2022 and 2024, (iii) provided for the reinstatement of a first security interest in the assets of Sypris Electronics, LLC following the satisfaction of certain contractual provisions relating to the sale of the Company’s Cyber Security Solutions business to Analog Devices, Inc. in order to restore the collateral as previously agreed to under the terms of the original promissory note dated March 12, 2015, and (iv) provided for payment on January 4, 2021, of any accrued but unpaid interest for 2020. All other terms of the promissory note, as amended, remain in place.

As of the record date, the total interest paid under the Note was $2,962,584 and the total outstanding principal and accrued interest was $6,609,778. Interest paid on the Note in 2020 was $369,089. The Note contains no pre-payment penalties.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Crowe LLP has served as the Company’s independent registered public accounting firm since and including 2014. Although the Audit and Finance Committee has not yet completed its process for selecting the independent public accountant for the Company with respect to its 2021 financial statements, the Audit and Finance Committee has approved the interim engagement of Crowe LLP to perform audit and audit-related services with respect to 2021. The Audit and Finance Committee’s selection process includes consideration of the following factors: continuity of experience with the Company’s business, internal controls and technical accounting experience; independence; history of and reputation for thoroughness, accuracy, excellence and integrity; and reasonableness of fees. The Audit and Finance Committee has approved the fees described below. The Audit and Finance Committee believes that the fees paid for non-audit services are compatible with the independence of Crowe LLP.

Representatives of Crowe LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement, if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Fees Billed by Independent Registered Public Accounting Firm for Fiscal Years 2020 and 2019

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by Crowe LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2020, and December 31, 2019, and reviews of the consolidated quarterly financial statements included in the quarterly reports on Form 10-Q and Form 10Q/A and fees billed for other services rendered by Crowe LLP for the years ended December 31, 2020, and December 31, 2019.

	Years Ended December 31,
	2020	2019
Audit Fees (1)	$455,800	$571,300
Tax Fees (2)	70,133	92,144
All Other Fees (3)	—	—

Total	$525,933	$663,444

(1)

Audit Fees include fees associated with reviews of the Company’s quarterly reports on Form 10-Q and Form 10Q/A, consultation regarding accounting and reporting matters related to the audit and review of documents filed with the SEC for 2020 and 2019. There were no Audit Related Fees to report for 2020 or 2019.

(2)

Tax Fees consist of tax return preparation fees, tax services other than those directly related to the audit of the income tax provision, review of state and local income tax planning opportunities and foreign tax research.

(3)	All Other Fees consist of fees other than Audit Fees and Tax Fees.

Policy on Audit and Finance Committee Pre-Approval of Audit and Non-Audit Services of Independent Public Accountants

The Audit and Finance Committee’s policy is to pre-approve all audit and non-audit services provided by the independent public accountants, either by a majority vote at any meeting of the committee at which a quorum is present or by the committee’s authorized delegate for approvals between meetings, all of which are reported to the committee at its next meeting. These services may include audit services, audit-related services, tax services and other services. With some exceptions for certain longer-term projects, pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent public accountants and management are required to periodically report to the Audit and Finance Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee met with management periodically during the year to consider the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Audit and Finance Committee discussed these matters with the Company’s independent public accountants and with appropriate Company financial personnel. The Audit and Finance Committee also discussed with the Company’s senior management, and independent public accountants and auditors, the processes used to support the certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required by the SEC and the Sarbanes-Oxley Act of 2002 of the Company’s periodic reports filed with the SEC.

The Audit and Finance Committee met privately with both the independent public accountants and Company financial personnel, each of whom has unrestricted access to the Audit and Finance Committee.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal control over financial reporting. The Company’s independent public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with U.S. generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements to U.S. generally accepted accounting principles. The Audit and Finance Committee is responsible for monitoring and overseeing these processes.

The Audit and Finance Committee reviewed with management and Crowe LLP the Company’s draft of Annual Report on Form 10-K for the year ended December 31, 2020, including the Company’s audited financial statements, and met separately with both management and Crowe LLP to discuss and review those materials prior to issuance and filing with the SEC. Management has represented, and Crowe LLP has confirmed, to the Audit and Finance Committee that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit and Finance Committee also discussed with Crowe LLP the matters required to be discussed by the applicable requirements of the United States Public Company Accounting Oversight Board (“PCAOB”).

In addition, the Audit and Finance Committee has received from the independent public accountants the written disclosures and the letters required by applicable requirements of the PCAOB regarding the independent public accountant communications with the Audit and Finance Committee concerning independence, has discussed with the independent public accountants their independence from the Company and its management, and has considered whether the independent public accountants’ provision of non-audit services to the Company is compatible with maintaining the auditor’s independence. Crowe LLP has confirmed by letter that, in their professional judgment, they are independent of the Company. The Audit and Finance Committee is not aware of any issues which could impair the independence of Crowe LLP.

The Audit and Finance Committee reviewed and pre-approved Crowe LLP’s proposed audit plans, audit scope, identification of audit risks and fees, either by vote of the committee or by approval of the committee’s authorized delegate acting between meetings. The Audit and Finance Committee also reviewed and pre-approved all non-audit services performed by Crowe LLP.

In reliance on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors (and the Board of Directors has approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Robert Sroka (Chairman)

Gary L. Convis

William L. Healey

Sidney R. Petersen

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Board will consist of three Classes, serving three-year terms, and that the Board will maintain as equal a number of directors in each Class as possible. Currently, the Board consists of three Class I Directors, three Class II Directors, and two Class III Directors. The Board has nominated three Class I Directors: John F. Brinkley, William L. Healey and Sidney R. Petersen to be elected at the Annual Meeting as Class I directors whose terms will expire in 2024. We expect each nominee for election as a director at the Annual Meeting to be able to serve if elected.

If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by the Board. Set forth below are the principal occupations of and certain other information regarding the nominees and the other directors whose terms of office will continue after the Annual Meeting. The biographies of each of the nominees and continuing directors that follow contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should continue to serve as a director for the Company.

Vote Required and Recommendation of the Board of Directors

Nominees receiving the greatest number of votes duly cast for the election of directors will be elected. Abstentions and shares held by a broker as nominee and not voted are not counted as votes cast for purposes of determining whether a quorum exists, and therefore will have no impact as to the election of directors. The Board recommends a vote FOR the election of the above-named nominees as Class I directors.

CLASS I DIRECTOR NOMINEES FOR TERMS EXPIRING IN 2024

John F. Brinkley Age 83	John F. Brinkley has served as a director of Sypris since April 2005. Mr. Brinkley retired as General Manager, North American Automotive Operations Export Sales for Ford Motor Company in 1995 after a 33-year career with Ford. He also served in a variety of responsible management positions with Ford in Europe, including Vice President of Marketing, Director of Southern Europe Sales Operations and Director of Truck Operations. Mr. Brinkley is Chairman of the Nominating and Governance Committee and a member of the Compensation Committee. The Nominating and Governance Committee believes that based on his experience and expertise in the general management, strategic planning and management, marketing, and leadership of a large organization in the automotive sector, Mr. Brinkley’s continued service as a director is in the Company’s best interest.

William L. Healey Age 76	William L. Healey has served as a director of Sypris since 1997. Mr. Healey currently serves as a private investor and business consultant. From 2002 to 2005, he served as President and Chief Executive Officer of Cal Quality Electronics, an electronics manufacturing company. Mr. Healey served as a private investor and consultant from 1999 to 2002. He served as Chairman of the Board of Smartflex Systems, an electronics manufacturing company, from 1996 to 1999 and as its President and Chief Executive Officer from 1989 to 1999. Prior to 1989, Mr. Healey served in a number of senior executive positions with Silicon Systems, including Senior Vice President of Operations. Mr. Healey also served as a director of Microsemi Corporation from 2003 to May 2018. Mr. Healey is Chairman of the Compensation Committee and is a member the Audit and Finance Committee. The Nominating and Governance Committee believes that based on his experience and expertise in strategic planning and as a former public company Chief Executive Officer in the electronics sector, Mr. Healey’s continued service as a director is in the Company’s best interest.

Sidney R. Petersen Age 90	Sidney R. Petersen has served as a director of Sypris since 1997 and of Sypris Electronics from 1994 until its merger with Sypris in 1998. Mr. Petersen retired as Chairman of the Board and Chief Executive Officer of Getty Oil in 1984, where he served in a variety of increasingly responsible management positions since 1955. He is a member of the Audit and Finance Committee. The Nominating and Governance Committee believes that based on his experience and expertise in financial matters, accounting and audit, financial markets, capital allocation, strategic planning and as a former public company Chief Executive Officer and Board Chairman, Mr. Petersen’s continued service as a director is in the Company’s best interest.

CLASS II CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2022

R. Scott Gill Age 62	R. Scott Gill, Ph.D., has served as a director of Sypris and its predecessor since 1983. Mr. Gill currently serves as a Lecturer in the School of Architecture at the University of Texas at Austin. Mr. Gill served as Managing Broker for Baird & Warner, a residential real estate brokerage firm, from June 2007 to October 2011. From June 2005 to June 2007, he served as a Managing Member of Astor & Longwood, LLC, a real estate development and investment company. Mr. Gill served as a Managing Broker with Coldwell Banker Residential Brokerage from 2003 to 2005 and as a Managing Broker and Associate with Koenig & Strey GMAC Real Estate, a residential real estate firm, from 1999 to 2003. Mr. Gill served as Senior Vice President and Secretary of Sypris from 1997 to 1998, and as Vice President and Secretary of its predecessor from 1983 to 1998. R. Scott Gill is the brother of Jeffrey T. Gill. The Nominating and Governance Committee believes that based on his experience, in-depth knowledge of the Company and expertise in business management, Mr. Gill’s continued service as a director is in the Company’s best interest.

Robert Sroka Age 71	Robert Sroka has served as a director of Sypris since 1997. Mr. Sroka has served as Partner of Rockland Advisory Group, an investment banking firm since May 2010, and served as Managing Director of Corporate Solutions Group, LLC, an investment banking firm, from December 2003 until May 2010. Mr. Sroka also served as Managing Partner of Lighthouse Partners, a private investment and business consulting company from 1998 to 2005. Mr. Sroka served from 1994 to 1998 as Managing Director of Investment Banking-Mergers and Acquisitions for J.P. Morgan. Prior to 1994, Mr. Sroka served in a variety of senior executive positions with J.P. Morgan, including Vice President-Investment Banking and Vice President-Corporate Finance. He is Chairman of the Audit and Finance Committee, a member of the Nominating and Governance Committee and serves as the 2021 Lead Independent Director. The Nominating and Governance Committee believes that based on his experience and expertise in finance, investment banking and diverse board service and as a former public company executive officer, Mr. Sroka’s continued service as a director is in the Company’s best interest.

Gary L. Convis Age 78	Gary L. Convis has served as a director of Sypris Solutions, Inc. since July 2020, and previously served as a director from November 2013 until May 2019. Mr. Convis has served as Senior Advisor for Bloom Energy, a provider of solid oxide fuel cell technology, since November 2013 and as Chief Operations Officer from January 2012 until November of 2013. Mr. Convis also served in a number of senior leadership positions with Dana Holding Corporation including, as Special Advisor to the Chief Executive Officer and President (January 2010 to December 2011), Vice Chairman of Dana Holding Corporation (January 2009 to December 2009) and as Chief Executive Officer and President (April 2008 to January 2009). From 2003 to 2007, Mr. Convis served as an Executive Vice President of Toyota Motor Engineering & Manufacturing North America, Inc. and as Managing Officer of Toyota Motor Corp from May 2003 to July 2007. He started his career with Toyota in 1984 as part of the start-up team for New United Motor Manufacturing, Inc., Toyota’s joint venture with General Motors. Additionally, Mr. Convis served 16 years with Ford Motor Corporation following a three-year tenure with General Motors. Mr. Convis has served on the Board for a number of companies, including Toyota Motor Manufacturing Kentucky Inc., where he served as Chairman of the Board (May 2006 to July 2007); Cooper-Standard Holdings Inc. (2007 to May 2010); Dana Holding Corporation (January 2008 to December 2009); Achates

Power, Inc., a developer of two stroke opposing position engines (2007 to April 2020) and MW Industries, Inc., a manufacturer of specialty springs and fasteners ( December 2017 to February 2020). Mr. Convis is a member of the Audit and Finance Committee and the Compensation Committee. The Nominating and Governance Committee believes that based on his experience and expertise in the commercial vehicle, off-highway and automotive industries and as a former public company Chief Executive Officer in the automotive sector, Mr. Convis’ continued service as a director is in the Company’s best interest.

CLASS III CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2023

William G. Ferko Age 66	William G. Ferko has served as a director of Sypris since January 2005. Mr. Ferko currently serves as a private investor, a part-time lecturer for the University of Louisville College of Business Equine Industry Program and as a consultant providing senior-level financial advisory services. From April 2009 until May 2014, Mr. Ferko served as Senior Vice President for Republic Bank & Trust Company and also served as the Chief Risk Management Officer from April 2009 through December 2012. From January 2008 through January 2009, Mr. Ferko served as Chief Financial Officer for Philips BU Professional Luminaires North America, a manufacturer of lighting fixtures and controls. From 1998 through January 2008, he served as Vice President and Chief Financial Officer of Genlyte Group Incorporated, the predecessor to Philips BU Professional Luminaires North America. Prior to 1998, he served in several finance positions for Tenneco Inc., including its automotive and packaging divisions, and as Chief Financial Officer for Monroe Auto Equipment Company and Goss Graphic Systems. Mr. Ferko is a member of the Nominating and Governance Committee and the Compensation Committee. The Nominating and Governance Committee believes that based on his experience and expertise in finance, accounting and audit functions, and public policy, Mr. Ferko’s continued service as a director is in the Company’s best interest.

Jeffrey T. Gill Age 65	Jeffrey T. Gill has served as Chairman, President and Chief Executive Officer of Sypris since October 2016 and as President and Chief Executive Officer of Sypris and its predecessor from 1992 to September 2016. Mr. Gill served as Executive Vice President of Sypris’ predecessor from 1983 to 1992. Mr. Gill holds a BS degree in Business Administration from the University of Southern California and an MBA from Dartmouth College. Mr. Gill has served as a director of Sypris and its predecessor since 1983. Jeffrey T. Gill is the brother of R. Scott Gill. The Nominating and Governance Committee believes that based on his experience and expertise in financial matters and management and his in-depth knowledge of the Company, Mr. Gill’s continued service as a director is in the Company’s best interest.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our Common Stock as of March 17, 2021, for (a) each continuing director and nominee for director of the Company; (b) each person who is known by us to own 5% or more of our Common Stock; (c) the person who in 2020 served as the President and Chief Executive Officer of the Company; (d) the two other most highly compensated named executive officers named in the Summary Compensation Table; and (e) the directors and executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to such securities.

	Shares Beneficially Owned Common Stock
	Number	Percent
Jeffrey T. Gill (1)	6,719,566	30.8%
101 Bullitt Lane, Suite 450
Louisville, Kentucky 40222

R. Scott Gill (2)	5,712,971	26.7%
2203 Robert Browning Street
Austin, Texas 78723

GFP I, LP (3)	3,274,666	15.3%
1013 Centre Road, Suite 403S
Wilmington, Delaware 19805

Gill Family Capital Management, Inc. (4)	3,274,666	15.3%
1013 Centre Road, Suite 403S
Wilmington, Delaware 19805

John F. Brinkley (5)	94,798	*
Gary L. Convis (6)	310,000	1.4%
William G. Ferko	126,734	*
William L. Healey (7)	104,668	*
Sidney R. Petersen (8)	120,841	*
Robert Sroka	199,238	*
Anthony C. Allen	357,309	1.7%
Richard L. Davis	336,496	1.6%
Current directors and executive officers as a group (10 persons) (9)	10,807,955	50.4%

Renaissance Technologies LLC (10)	1,090,932	5.12%

*	Less than 1%.

(1)

Includes 200,000 shares issuable under currently exercisable stock options, 200,000 shares issuable under stock options that become exercisable on April 1, 2021 and 23,975 shares owned by Jeffrey T. Gill’s wife, Patricia G. Gill, with respect to which Jeffrey T. Gill and his wife share voting and investment power. Also includes 3,274,666 shares held by GFP I, LP, of which Jeffrey T. Gill is a limited partner holding a 38.20% ownership interest, of which Patricia G. Gill is a limited partner holding a 2.29% ownership interest, and of which trusts for the benefit of Jeffrey T. Gill’s children, of which Jeffrey T. Gill is trustee, are limited partners holding an aggregate of 17.61% ownership interest. Gill Family Capital Management, Inc., a Delaware corporation (the “General Partner”), is the general partner of GFP I, LP, with a 0.96% ownership interest in GFP I, LP. Jeffrey T. Gill is the Co-President and Treasurer of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of Jeffrey T. Gill’s positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, Jeffrey T. Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner. Mr. Jeffrey T. Gill is also a director and was a named executive officer of the Company during 2020.

(2)

Includes 3,274,666 shares owned by GFP I, LP, of which R. Scott Gill is a limited partner holding a 40.95% ownership interest. R. Scott Gill is the Co-President and Secretary of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of R. Scott Gill’s positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, R. Scott Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner. Mr. R. Scott Gill is also a director of the Company.

(3)	Voting and investment power is exercised through the General Partner. See footnotes (1) and (2).

(4)	In its capacity as General Partner. See footnotes (1) and (2).

(5)	Includes shares held by a family trust of which Mr. Brinkley is a trustee. Mr. Brinkley shares voting and investment power with respect to the shares held by the family trust.

(6)	Includes shares held by a family trust of which Mr. Convis is a co-trustee. Mr. Convis shares voting and investment power with respect to the shares held by the family trust.

(7)	Includes shares held by a family trust of which Mr. Healey is a co-trustee. Mr. Healey shares voting and investment power with respect to the shares held by the family trust.

(8)	Includes shares held by a family trust of which Mr. Petersen is a trustee. Mr. Petersen shares voting and investment power with respect to the shares held by the family trust.

(9)

Includes 200,000 shares issuable under currently exercisable stock options and 300,000 shares issuable under stock options that become exercisable on April 1, 2021. Except as indicated above, the address of the Company’s directors and officers is 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

(10)

Based on a Schedule 13G filed jointly on February 10, 2021, with the SEC by Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holding Corporation (“RTHC”). According to the filing, RTC serves as investment adviser and RTHC is its holding corporation. In their roles, RTC and RTHC each possesses sole power to vote or direct the vote of 863,742 of the shares and investment power over all the securities beneficially owned. The address of RTC and RTHC is 800 Third Avenue, New York, New York 10022.

EXECUTIVE OFFICERS

Executive officers of the Company are appointed by the Board and serve at the Board’s discretion. Set forth below are the ages, positions and certain other information regarding current executive officers of the Company, as applicable.

Jeffrey T. Gill Age 65	Jeffrey T. Gill has served as Chairman, President and Chief Executive Officer of Sypris since October 2016 and as President and Chief Executive Officer of Sypris and its predecessor from 1992 to September 2016. Mr. Gill served as Executive Vice President of Sypris’ predecessor from 1983 to 1992. Mr. Gill holds a BS degree in Business Administration from the University of Southern California and an MBA from Dartmouth College. Mr. Gill has served as a director of Sypris and its predecessor since 1983. Jeffrey T. Gill is the brother of R. Scott Gill.

Anthony C. Allen Age 62	Anthony C. Allen has served as Vice President and Chief Financial Officer of Sypris since January 2015 and as Vice President, Treasurer, and Assistant Secretary of Sypris from December 2004 to December 2014. Mr. Allen served as Vice President of Finance and Information Systems and Assistant Secretary of Sypris from 2003 to December 2004 and as Vice President, Controller and Assistant Secretary of Sypris from 1997 to 2003. He served as Vice President of Finance of Sypris’ predecessor from 1994 to 1998 and as Vice President and Controller from 1987 to 1994. Prior to 1987, Mr. Allen served in a variety of management positions with Armor Elevator. Mr. Allen serves as a Director for Columbus Insurance Ltd., a captive reinsurance entity of which the Company is a member; he also served as Treasurer and Chairman of the Finance Committee for Columbus from January 2015 to January 2019. Mr. Allen served as a director of CafePress Inc., an online retailer of personalized products, from May 2015 until its merger in November 2018. Mr. Allen holds a bachelor’s degree in Business Administration from Eastern Kentucky University and an MBA from Bellarmine University. He is a certified public accountant in the state of Kentucky.

Richard L. Davis Age 67	Richard L. Davis has served as Vice President of Sypris since January 2018 and as Vice President Audit and Compliance of Sypris from August 2015 to December 2017. From January 1997 until July 2015, Mr. Davis served as Senior Vice President of Sypris, as Secretary from 1998 to 2003 and as Vice President and Chief Financial Officer of its predecessor from 1985 to 1997. Prior to 1985, Mr. Davis served in a number of management positions with Armor Elevator and Coopers and Lybrand. Mr. Davis holds a BS degree in Business Administration from Indiana University and an MBA from the University of Louisville. He is a certified public accountant in the state of Kentucky.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of the Company’s Chairman, President and Chief Executive Officer, and the two other most highly compensated executive officers who served in such capacities as of December 31, 2020 (the “named executive officers” or “NEOs”), for services rendered to the Company during the past fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(1)	(f)	(i)(2)	(j)
J. T. Gill, Chairman, President and Chief Executive Officer	2020	386,481	—	—	99,660	68,644	554,785
	2019	495,000	—	—	93,600	46,615	635,215

A. C. Allen, Vice President & Chief Financial Officer	2020	241,638	—	—	24,915	15,953	282,506
	2019	278,750	—	—	19,630	18,307	316,687

R. L. Davis, Vice President	2020	225,842	—	—	24,915	24,902	275,659
	2019	260,500	—	—	23,400	16,080	299,980

(1)

The amounts in column (e) and in column (f) reflect aggregate grant date fair value for each stock and option award granted during each fiscal year for each named executive officer in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts in 2020 and 2019 are included in Note 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K filed with the SEC.

(2)

The amounts in column (i) include the aggregate dollar amounts of all perquisites and other compensation offered by the Company which included the Company’s 401(k) matching contributions, premiums on executive life insurance, premiums on long-term disability insurance, premiums for long-term care insurance (for Mr. Gill and his spouse), taxes owed with respect to payments relating to such insurance policies, a car allowance for Mr. J. T. Gill, and other routine perquisites, including complimentary or discounted food and drink, entertainment and related travel, clothing, gifts or similar benefits which in the aggregate are less than $5,000 and $2,000 in value per year for 2019 and 2020, respectively.

Compensation Overview

The fundamental objectives of the Company’s executive compensation program are: to attract, retain and motivate highly competent executives necessary for Sypris’ growth and leadership and to foster the creation of stockholder value through close alignment of the financial interests of executives with those of Sypris’ stockholders. The main components of the Company’s executive compensation program for 2020 were annual salaries and long-term incentives consisting of non-qualified stock options.

The COVID-19 pandemic resulted in significant global economic disruption and has and will likely continue to adversely affect our business in the automotive and energy markets. During the second quarter of 2020 the Company’s management and Board took steps to implement modifications to preserve adequate liquidity and ensure that our business could continue to operate during an uncertain time. Those actions included a 30% reduction in base salary for Mr. J. T. Gill, along with certain other senior executives, including a 20% reduction for both Mr. Allen and Mr. Davis and a suspension of the annual cash retainer for our non-employee directors.

As of the date of this proxy statement, the Compensation Committee has not determined if it will recommend adjustments to the 2020 base salary reductions during 2021. Additionally, the Compensation Committee has determined it will continue to forego annual cash bonus awards or restricted stock awards. The Company and the Compensation Committee will continue to evaluate the Company’s compensation structure to assure that it remains competitive for the size and scope of the organization.

401(k) Program

All employees in the United States not covered by a collective bargaining agreement, including the NEOs, are automatically enrolled in the Company’s 401(k) retirement savings plan (“401(k) Plan”), a tax-qualified plan. Employees may opt out of the plan or may elect to change their contribution in increments of 1% of pre-tax salary. Those employees who are covered by a collective bargaining agreement are also automatically enrolled in the Company’s 401(k) Plan in accordance with the terms of each such respective agreement. Under the plan, the Company generally will match 50% of each employee’s contributions, up to a maximum Company discretionary contribution of 3% of eligible salary.

Annual Bonus Plan and Equity Awards

The Board did not approve an annual cash bonus plan for 2019 or 2020 nor does the Board intend to approve a bonus plan for 2021 as of the date of this proxy statement.

On an annual basis, over the past several years, grants of time-based equity or stock options have been issued to executive officers and other key employees under the 2015 Sypris Omnibus Plan and the 2020 Sypris Omnibus Plan. The estimated long-term economic value of each grant is targeted in bands of share award levels, to be approximately equal to the 25th percentile of comparable equity awards, as indicated by market survey information provided by Pearl Meyer. Since 2018, the Compensation Committee determined to utilize only stock options due to the historically low price of our Common Stock. The Compensation Committee believes that the continued use of stock options at this time limits dilution and better aligns our executives with our goal of successfully transitioning through our current business challenges. For 2020, the Compensation Committee determined to grant an additional equity award of 50% of the targeted equity award level to each of the executive officers and other key employees, including Mr. J. T. Gill, Mr. Allen and Mr. Davis as an incentive due to the operational challenges anticipated during the fiscal year 2020. The value of the stock option grants to Mr. Allen and Mr. Davis during 2019 and 2020 were below the 25th percentile of peer equity compensation targets due to the Company’s view of the long-term value of our Common Stock. The initial recommendations for these equity awards are developed by the Company’s Corporate Director of Human Resources and the Chairman, President and Chief Executive Officer. All awards to executive officers of equity, as well as cash bonuses, are at the discretion of and subject to the final review and approval of the Compensation Committee, or in the case of the Chairman, President and Chief Executive Officer, are subject to the recommendation of the Compensation Committee with the final review and approval of the full Board. As of the date of this proxy statement, the Compensation Committee has not determined the amount or timing of equity awards for the fiscal year 2021.

The Role of Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At the Company’s annual meeting of stockholders held in May 2020, approximately 95% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation and, therefore, did not change its overall approach in 2020. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs.

Change of Control of the Company – Termination and Potential Payments

Unvested stock options and restricted stock awards granted under the 2015 Sypris Omnibus Plan (the “2015 Plan”) and 2020 Sypris Omnibus Plan (the “2020 Plan”) are subject to accelerated vesting upon any change-in-control of the Company, pursuant to the terms of each plan.

Under the 2015 Plan, in the event of a Change of Control (as defined in the 2015 Plan) of the Company, the vesting date for all unvested or forfeitable rights in any award are accelerated to the earlier of the date of the Change of Control or any other date set by the Compensation Committee in its discretion to allow participants to effectively enjoy such rights under their awards.

Under the 2020 Plan, in the event of a Change of Control (as defined in the 2020 Plan) of the Company unless otherwise determined by the Compensation Committee, the treatment of outstanding awards will depend on whether awards are being assumed, continued or substituted for in the transaction. If awards are being assumed, continued or substituted for in the transaction, the awards will continue in accordance with their terms with appropriate adjustments as to the number of shares and option and appreciation right exercise prices. In addition, if a participant’s awards are assumed, continued or substituted for and his employment is terminated within one year of the Change of Control without cause (as defined in the 2020 Plan), all of his awards will be credited with an additional 12 months of service from such date of termination.

In the event of a Change of Control in which awards are not being assumed, continued or substituted for in the transaction, the vesting date for all unvested or forfeitable rights in any award will be accelerated to the date of the Change of Control. In addition, the Compensation Committee may elect to cancel outstanding awards and pay to the grantee an amount having a value equal to the number of shares subject to the award multiplied by the price per share paid to holders of shares in the Change of Control, less, in the case of options or appreciation rights, the aggregate exercise price of such options and appreciation rights.

The respective values of the unvested non-qualified stock options calculated as of December 31, 2020, which would have become vested for the named executive officers in the event of a change of control of the Company would have been as follows: $83,500 for Mr. Allen, $300,000 for Mr. J. T. Gill, and $75,000 for Mr. Davis. As of December 31, 2020, there were no unvested shares of restricted stock outstanding. For stock options, the valuation was calculated using (i) the number of each such individual’s unvested stock options on December 31, 2020, multiplied by (ii) the amount, if any, by which the Company’s stock price on December 31, 2020, exceeded the strike price of such options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020

		OPTION AWARDS				STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)(2)
Jeffrey T. Gill	04/01/2016	200,000(1)		1.00	03/31/2021	—
	04/01/2017	200,000(1)		1.06	03/31/2022	—
	04/01/2018		200,000(1)	1.63	03/31/2023	—
	04/01/2019		200,000(1)	1.07	03/31/2024	—
	06/18/2020		300,000(1)	0.82	06/17/2025	—

Anthony C. Allen	04/01/2018		50,000(1)	1.63	03/31/2023	—
	05/20/2019		50,000(1)	0.90	05/19/2024	—
	06/18/2020		75,000(1)	0.82	06/17/2025	—

Richard L. Davis	04/01/2018		50,000(1)	1.63	03/31/2023	—
	04/01/2019		50,000(1)	1.07	03/31/2024	—
	06/18/2020		75,000(1)	0.82	06/17/2025	—

(1)	Stock option award, which vest 100% on the third anniversary of the grant date, with a five-year option term.

(2)	The market value of shares that have not vested in column (h) was calculated using the closing stock price on December 31, 2020 ($1.52).

2020 DIRECTOR COMPENSATION

The following table sets forth our compensation of non-employee directors in 2020. Our Chairman, President and Chief Executive Officer, Mr. Jeffrey T. Gill, receives no additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b) (1)	(c)(2)	(g)(3)	(h)
J. F. Brinkley	10,000	7,700	1,000	18,700
G. L. Convis	—	16,300	1,000	17,300
W. G. Ferko	10,000	7,700	1,000	18,700
R. S. Gill	10,000	7,700	1,000	18,700
W. L. Healey	10,000	7,700	1,000	18,700
S. R. Petersen	10,000	7,700	1,000	18,700
R. Sroka	10,000	7,700	1,000	18,700

(1)

The amounts provided in column (b) reflect the fourth quarter 2019 cash retainer payments which were paid in arrears. Effective April 6, 2020, the Board determined that in recognition of the uncertainty created by the COVID-19 pandemic, each non-employee director would forgo 100% of the cash-based portion of the 2020 annual retainer. Mr. Convis was elected by the Board as a director in the third quarter of 2020, therefore no cash retainer was paid.

(2)

The amounts provided in column (c) reflect the dollar amounts for the aggregate grant date fair value for each stock award granted during 2020 for each non-employee director serving in his position on the date of the Annual Meeting, in accordance with FASB ASC Topic 718, awarded pursuant to the 2020 Sypris Omnibus Plan and the Directors Compensation Program. These awards consisted of fully vested shares, therefore, the amounts in column (c) are equal to the fair value of all shares awarded in 2020 calculated based on the closing price of our Common Stock as of the time of the award. For Mr. Convis, the award was calculated based on the effective date of his appointment as a Class II director by the Board, which was effective July 28, 2020.

(3)

The amounts provided in column (g) reflect routine perquisites, including complimentary or discounted food and drink, entertainment and related travel, clothing, gifts or similar benefits, which in the aggregate are less than $1,000.

As of the 2020 fiscal year-end, there were no unvested stock awards outstanding.

In accordance with the Directors Compensation Program, non-employee directors are paid a cash retainer on a quarterly basis in arrears, and receive an award of Common Stock on the date of the Annual Meeting, in advance, for their service as a director during the upcoming year. On April 6, 2020, the Board determined that, effective as of such date, in recognition of the uncertainty created by the rapidly evolving COVID-19 pandemic, each non-employee director serving on the Board would forgo 100% of the cash-based portion of the 2020 annual retainer indefinitely. This reduction will be effective until such time as the Board determines otherwise in light of the COVID-19 pandemic. As of the date of this proxy statement, the compensation payable in 2021 is expected to consist of awards for 10,000 shares of Common Stock to be granted in four equal tranches on the 15th calendar day of May, August, and November of 2021 and February of 2022.

All directors are reimbursed for travel and related expenses for attending Board and committee meetings. In 2020, the Board held 9 meetings, only one of which required Board members to travel. We also provide non-employee directors with travel accident insurance when on Company business. Directors who are employees of Sypris or its affiliates are not eligible to receive compensation for services as a director.

PROPOSAL TWO

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are providing our stockholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which may be referred to as a “say-on-pay” proposal, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. As described in the “Summary Compensation” and “Outstanding Equity Awards at Fiscal Year-End 2020” tables above, as well as our accompanying narrative disclosure to such tables, our executive compensation program contains elements of cash and equity-based compensation. We believe our compensation program is modest, balanced, and structured to align the interests of our named executive officers with those of our stockholders and rewards our named executive officers for the achievement of our near-term and longer-term financial and strategic goals.

The Board is asking our stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission under the headings “Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End 2020,” including the related footnotes and accompanying narrative disclosure, is hereby approved.

Though this proposal calls for a non-binding advisory vote, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter is required to approve this Proposal Two. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal. The Board recommends a vote FOR the resolution approving the compensation of the Company’s named executive officers.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our 2020 Annual Report on Form 10-K has been mailed concurrently with this Proxy Statement to stockholders entitled to notice of and to vote at the Annual Meeting. Such Annual Report on Form 10-K is not incorporated into this Proxy Statement and shall not be considered proxy solicitation material. Stockholders may also request a copy of the Company’s 2020 Annual Report on Form 10-K, which may be obtained without charge, by writing to Andrea J. Luescher, Secretary, Sypris Solutions, Inc., 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

OTHER MATTERS

The Board does not intend to bring any other matter before the Annual Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Annual Meeting, the proxies will be voted with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares over the Internet or by telephone, or mark, sign, date and promptly return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the Annual Meeting in the year 2022 (the “2022 Annual Meeting”) must deliver the proposal to the Company’s corporate Secretary at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222 in compliance with the following deadlines and procedures:

•

For any proposal that a stockholder wishes to include in our proxy materials for the 2022 Annual Meeting pursuant to Rule 14a-8 under the Securities Act of 1934, the proposal must be submitted no later than December 2, 2021. The proposal also must comply with SEC regulations set forth in Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

•

For any proposal that a stockholder wishes to propose for consideration at the 2022 Annual Meeting but does not wish to include in the proxy materials for that meeting pursuant to Rule 14a-8, our Amended and Restated Bylaws require a notice of the proposal to be delivered not later than 10 days after the public announcement of the meeting date or, if earlier, the date on which notice of the meeting was mailed. The notice of the proposal also must comply with the content requirements for such notices set forth in our Amended and Restated Bylaws.

To the extent any proposals are presented for consideration at the 2022 Annual Meeting but are not described in our proxy materials for that meeting, the proxies solicited by Sypris for the 2022 Annual Meeting may confer discretionary authority to the persons named as proxy holders to vote on any such proposals.

Jeffrey T. Gill

Chairman of the Board, President and Chief Executive Officer

April 1, 2021

001CSN47E3

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Your vote matters – here’s how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 12:01am, EDT, on May 11, 2021

Online Go to www.investorvote.com/SYPR or scan the QR code — login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.

1. Election of Class I Directors for a term of three (3) years:													+
	For	Against	Abstain				For	Against	Abstain		For	Against	Abstain
01 - John F. Brinkley	☐	☐	☐	02 - William L. Healey			☐	☐	☐	03 - Sidney R. Petersen	☐	☐	☐

				For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement				☐	☐	☐				.

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

            03EYTB

2021 Annual Meeting

2021 Annual Meeting of

Sypris Solutions, Inc. Stockholders

Tuesday, May 11, 2021, 11:00a.m., EDT

Lower Level Seminar Room, 101 Bullitt Lane

Louisville, KY 40222

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelop. If you vote by telephone or Internet, it is not necessary to return this card.

As part of our precautions regarding the coronavirus (COVID-19), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at www.sypris.com/proxy-materials.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting to be held on May 11, 2021:

The notice of the annual meeting of stockholders, proxy statement, form of proxy card and the Sypris Solutions 2020 Annual Report on Form 10-K are available at: www.sypris.com/proxy-materials.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SYPR

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Sypris Solutions, Inc.

Notice of 2021 Annual Meeting of Stockholders

Lower Level Seminar Room, 101 Bullitt Lane, Louisville, KY 40222

Proxy Solicited by Board of Directors for Annual Meeting — May 11, 2021

The undersigned appoints R. Scott Gill and Jeffrey T. Gill, and each of them, as Proxies for the undersigned, or any of them, each with the power of substitution. The Proxies are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Sypris Solutions to be held on May 11, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the Proxies as directed. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in the election of the Board of Directors and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.